EXHIBIT 99.1

Company Contact:	Investor Relations Contacts:
Neurologix, Inc.	Lippert/Heilshorn & Associates, Inc.
Mark Hoffman	Kim Sutton Golodetz (kgolodetz@lhai.com)
(201) 592-6451	Shayne Payne (spayne@lhai.com)
www.neurologix.net	(212) 838-3777

NEUROLOGIX REPORTS FIRST QUARTER RESULTS

Provides Update on Research and Clinical Progress

FORT LEE, N.J. (May 13, 2004) – Neurologix Inc., (OTC: NLGX), which through its subsidiary, Neurologix Research, Inc. (“NRI”), is engaged in the research and development of proprietary gene therapy and alternative treatments for disorders of the brain and central nervous system, today reported financial results for the three months ended March 31, 2004.

The net loss for the first quarter of 2004 was $696,000, or less than $0.01 per share, compared with a net loss of $264,000, or less than $0.01 per share, in the prior year’s first quarter. The Company reported research, licensing and scientific consulting expenses of $334,000 for the 2004 first quarter, compared with $122,000 for the 2003 first quarter. This increase was primarily attributable to $139,000 in costs associated with the Company sponsored Phase I clinical trial for Parkinson’s disease, which commenced in August 2003. General and administrative expenses aggregated $343,000 during the 2004 quarter, compared with $119,000 in the comparable 2003 quarter. Since the merger (the “Merger”) of NRI with and into a wholly-owned subsidiary of the Company is being treated as a reverse acquisition for accounting purposes, the expenses of Neurologix, Inc. (formerly known as Change Technology Partners Inc.) are included in the first quarter of 2004 from February 10, 2004, the date that the Merger was completed. Such expenses, which aggregated $158,000, primarily relate to costs associated with being a public company.

Pursuant to the Merger, 385,210,329 shares of the Company’s common stock were issued to the former NRI stockholders, representing approximately 68% of the total number of shares outstanding after the Merger. In addition, the Company now has the same officers as NRI and a majority of the Company’s Board of Directors are also directors of NRI. As a result, this business combination has been accounted for as a reverse acquisition, with NRI being the accounting parent and the Company being the accounting subsidiary. Accordingly, the first quarter of 2004 includes the results of Neurologix, Inc., the acquired company for accounting purposes, from the date of the closing of the Merger.

Update on Research and Clinical Progress

Dr. Martin J. Kaplitt, Chairman and President of Neurologix, Inc. stated, “This was a very significant quarter for our Company. In February, we completed our reverse merger and became a publicly-held company. We also made good progress with our sponsored Phase I clinical trial, which uses our proprietary NLX™ technology and marks the first time that gene therapy products have been used in a human to attempt to treat Parkinson’s disease. The clinical trial is being conducted by our scientific co-founders, Dr. Matthew J. During and Dr. Michael G. Kaplitt, who have collaborated for more than ten years pioneering gene therapy for central nervous system disorders.”

This landmark clinical trial requires that 12 patients with Parkinson’s disease undergo surgical gene therapy. These surgical procedures are being performed by Dr. Michael G. Kaplitt at The New York

Presbyterian Hospital/Weill Medical College of Cornell University. Since the trial was launched in August 2003, Dr. Kaplitt has operated on four patients, including one patient during the first quarter of 2004, and the Company currently expects that the remaining eight procedures will be completed in or about mid-2005.

Dr. Martin J. Kaplitt also pointed to the results of a study based upon a method disclosed in one of the Company’s pending patent applications, which was co-authored by Dr. During and published in the March 24, 2004 issue of The Journal of Neuroscience. The study demonstrated proof-of-principle that targeted gene transfer of Neuropeptide Y (a neurotransmitter) with local application of recombinant adeno-associated viral vectors inhibited seizures in rats and provides a potential therapeutic principle for the treatment of drug-resistant partial epilepsies. Dr. Martin J. Kaplitt commented, “This study is very encouraging and supports our current intention to file an Investigational New Drug Application with the U.S. Food and Drug Administration late this year or early next for permission to begin a Phase I safety trial with gene therapy for the treatment of Epilepsy.”

During the balance of 2004, the Company plans to maintain its focus on the research and development of gene therapy products for treating Parkinson’s disease and Epilepsy and to seek the additional financing that it will require to obtain the regulatory approvals necessary to commercialize its current and future product candidates.

About Neurologix, Inc.

Neurologix, Inc. is a development-stage company, which through its subsidiary, Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system using gene therapy and other alternative therapies. The Company’s initial development efforts are focused on gene therapy for treating Parkinson’s disease and Epilepsy and its core technology, which it refers to as “NLX,” is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson’s disease.

Cautionary statement regarding forward-looking statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding the Company’s acquisition plans. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements including, but not limited to, the following:

•

The Company is still in the development stage and has not generated any revenues. From inception through March 31, 2004, it has incurred net losses and negative cash flows from operating activities of $6,533,000 and $5,537,000, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•

If the pending Phase I clinical trial for treatment of Parkinson’s disease using the Company’s NLX technology is unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

•

Since the Company’s existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company’s control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•

There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed that such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors which could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2003 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

(Tables to follow)

Neurologix, Inc.

Consolidated Operating Results

(Unaudited)

	Three Months Ended March 31,		For the period February 12, 1999 (inception) through March 31, 2004
	2004	2003
Operating expenses:
Research and licensing	$212,000	$50,000	$2,877,000
Scientific consulting	122,000	72,000	1,081,000
General and administrative expenses	343,000	119,000	2,225,000

Loss from operations	(677,000)	(241,000)	(6,183,000)

Other expense:
Interest expense, net	(19,000)	(23,000)	(350,000)

Net loss	($696,000)	($264,000)	($6,533,000)

Basic and diluted net loss per share	($0.00 )*	($0.00 )*

Weighted average common shares outstanding, basic and diluted	386,624,020	164,982,500

*	Less than $0.01 per share.

Neurologix, Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

March 31, 2004
(UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents	$5,075,000
Prepaid expenses and other current assets	94,000

Total current assets	5,169,000
Equipment, less accumulated depreciation of $315	161,000
Intangible assets, less accumulated amortization of $47	315,000
Investments in unconsolidated affiliates	8,000

Total Assets	$5,653,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$508,000
Capital lease obligations	23,000

Total Liabilities	531,000

Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Series A – $.06 per share cumulative, convertible share-for-share into common stock; $.10 par value; 500,000 shares authorized, 645 shares issued and outstanding with an aggregate liquidation preference of $1 per share	—
Common stock:
$.001 par value; 750,000,000 shares authorized, 562,785,840 issued and outstanding	563,000
Additional paid-in capital	11,526,000
Unearned compensation	(434,000)
Deficit accumulated during the development stage	(6,533,000)

Total stockholders’ equity	5,122,000

Total Liabilities and Stockholders’ Equity	$5,653,000

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